Exhibit 99.1

FOR IMMEDIATE RELEASE

WL Ross Holding Corp. and Nexeo Solutions Announce Closing of Business Combination

New York, NY and The Woodlands, Texas June 9, 2016 — WL Ross Holding Corp. (NASDAQ:WLRH) announced today the completion of its acquisition of Nexeo Solutions Holdings, LLC (“Nexeo Solutions”).  In connection with the closing, WLRH has changed its name to Nexeo Solutions, Inc. and expects to trade on The NASDAQ Capital Market under the ticker symbols NXEO, NXEOU, and NXEOW starting June 10, 2016.

“We are excited to have completed our acquisition of Nexeo Solutions.” said Wilbur L. Ross, Jr., Chairman of WLRH.  “We look forward to continuing our partnership with the management team and TPG to realize Nexeo Solutions’ full potential as a world-class distribution platform and create significant value for our shareholders.”

“We are proud to bring Nexeo Solutions to the public market and accelerate our growth towards market leadership,” said David Bradley, President and CEO of Nexeo Solutions.  “By expanding our ownership structure with Wilbur Ross, Jr. and team, we are diligently positioning the platform for continued growth for our customers, suppliers and shareholders.”

“Nexeo has transformed significantly over the past five years, and we look forward to a continued relationship with the company and our new partners at WL Ross & Co. as Nexeo enters the next phase of its growth and evolution,” said Christopher Yip of TPG.Nadim Qureshi, Managing Director of WL Ross & Co. LLC, added, “As a publicly traded company, we believe that Nexeo Solutions is ideally positioned to grow its market share and roll up the fragmented chemicals and plastics distribution space.  We look forward to working with the management team and TPG to capitalize on these growth prospects.”

Advisors

Lazard acted as sole M&A advisor, and Deutsche Bank Securities Inc., Credit Suisse and Bank of America Merrill Lynch acted as equity capital markets advisors to WLRH.  Kirkland & Ellis LLP and Skadden, Arps, Slate, Meagher & Flom LLP provided legal counsel to WLRH.  Jefferies LLC was financial advisor to Nexeo Solutions and TPG, and Vinson & Elkins LLP acted as counsel to TPG and Nexeo Solutions.

About WLRH

WL Ross Holding Corp. was a Special Purpose Acquisition Company sponsored by WL Ross Sponsor LLC, an affiliate of WL Ross & Co. LLC, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. WL Ross Holding Corp. completed its initial public offering in June 2014, raising approximately $500 million in cash proceeds. WL Ross Holding Corp.’s officers and certain of its directors are affiliated with WL Ross & Co. LLC. Founded in 2000, WL Ross & Co. LLC is a global value oriented private equity firm which seeks niche opportunities in markets where it believes its knowledge, insight and experience offers an advantage in assessing and cultivating new investment opportunities.

About Nexeo Solutions

Nexeo Solutions is a large global chemical and plastics distributor with a centralized business model. With operations worldwide, Nexeo Solutions offers over 23,000 products used in a broad cross-section of industries, including chemicals manufacturing, oil and gas, paints and coatings, automotive, healthcare and personal care. Nexeo Solutions distributes these products in North America, EMEA, and Asia. The company provides broad logistics capabilities, in-depth market knowledge, dedicated technical expertise and Environmental Services. As a private company employing approximately 2,450 employees, Nexeo Solutions connects a network of over 1,300 suppliers with a diverse base of more than 27,500 customers. Learn more at www.nexeosolutions.com.

About TPG

TPG is a leading global private investment firm founded in 1992 with over $70 billion of assets under management and offices in San Francisco, Fort Worth, Austin, Dallas, Houston, New York, Beijing, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, São Paulo, Shanghai, Singapore and Tokyo. TPG’s investment platforms are across a wide range of asset classes including private equity, growth venture, real estate, credit and public equity. TPG aims to build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of their portfolio. Since the start of 2014, TPG has raised more than $18.6 billion for its investment funds and has launched six new products including Pace Holdings, TPG Real Estate Finance Trust (TRT) and TSL Europe. For more information visit www.tpg.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements concerning the proposed merger, Nexeo Solutions’s estimated and future results of operations, competitive position, and roll up strategy. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been, or will be, instituted against WLRH, Nexeo Solutions, or other parties to the merger agreement following announcement of the merger agreement and transactions contemplated therein; the ability of WLRH to meet NASDAQ listing standards following the mergers and in connection with the consummation thereof; the inability to complete the transactions contemplated by the merger agreement due to the failure to obtain approval of the stockholders of WLRH or other conditions to closing in the merger agreement; the failure to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the announcement of the merger agreement and consummation of the transaction described therein; costs related to the proposed mergers and the impact of the substantial indebtedness to be incurred to finance the consummation of the mergers; changes in applicable laws or regulations; the ability of the combined Company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined Company to grow and manage growth profitability, maintain relationships with suppliers and adequate supply of products and retain its key employees; the possibility that the combined Company may be adversely affected by other economic, business, competitive factors, weather and/or commodity prices; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by WLRH and Nexeo Solutions.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in Nexeo Solutions’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and in the proxy statement to be filed by WLRH with the SEC when available. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. WLRH and Nexeo Solutions disclaim any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

FOR INFORMATION CONTACT:

WL Ross Holding Corp.	Nexeo Solutions	TPG
Wilbur L. Ross, Jr.	Tracy Diel	Luke Barrett
(212) 826-2111	Media Relations	(212) 601-4752
WLRHolding@wlross.com	(281) 297-0851	LBarrett@tpg.com
Media.relations@nexeosolutions.com

Michael Everett
Investor Relations
(281) 297-0966
Investor.relations@nexeosolutions.com